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                                                                   EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus included in this Registration Statement on Form S-4 No. 333-73454 of Hewlett-Packard Company of our report dated January 25, 2000 relating to the consolidated financial statements of Compaq Computer Corporation for the years ended December 31, 1999 and 1998, which appears in Compaq Computer Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 25, 2000, relating to the financial statement schedule for the years ended December 31, 1999 and 1998, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus included in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas

January 11, 2002